Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2000, except as to Note 9, which is as of February 11, 2000, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.




/s/  PRICEWATERHOUSECOOPERS  LLP
PricewaterhouseCoopers  LLP
San  Jose,  California
February  28,  2001


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